Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

PAPAYA GROWTH OPPORTUNITY CORP. I

PAPAYA GROWTH OPPORTUNITY CORP. I, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.            The name of the Corporation is “Papaya Growth Opportunity Corp. I”. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 8, 2021. A First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 19, 2021. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 13, 2022, a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on April 12, 2023, a Certificate of Amendment was filed with the Secretary of the State of Delaware on August 31, 2023, and a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on February 16, 2024 (as amended, the “Second Amended and Restated Certificate”).

2.            This Amendment to the Second Amended and Restated Certificate (this “Amendment”) further amends the provisions of the Second Amended and Restated Certificate.

3.            This Amendment has been duly adopted by the affirmative vote of the holders of at least 65% of the outstanding shares of common stock at a meeting of stockholders in accordance with the Second Amended and Restated Certificate and the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.            The Second Amended and Restated Certificate is hereby amended by deleting Article IX, Section 9.01(b) in its entirety and inserting the following in lieu thereof:

“(b) Immediately after this Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 24, 2021 (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay franchise and income taxes, and less interest in an amount up to $100,000 to pay dissolution expenses, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination by December 19, 2025 (the “completion window”) (iii) the redemption by the Corporation of 100% of the Offering Shares before the end of the completion window at the sole discretion of the Board (the “Early Termination Date”) and (iv) the redemption of shares in connection with a vote seeking to amend such provisions of this Amended and Restated Certificate as described in Section 9.07. Holders of shares of Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are the “Sponsor” or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”

5.            The Second Amended and Restated Certificate is hereby amended by deleting Article IX, Section 9.01(c) in its entirety and inserting the following in lieu thereof:

“(c) [RESERVED].”

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this 14th day of January, 2025.

PAPAYA GROWTH OPPORTUNITY CORP. I

By:	/s/ Clay Whitehead
	Name:	Clay Whitehead
	Title:	Chief Executive Officer